UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2020

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

License and Collaboration Agreement (ladiratuzumab vedotin)

On September 12, 2020, Seattle Genetics, Inc. (the “Company”) entered into a license and collaboration agreement (the “Collaboration Agreement”) with Merck Sharp & Dohme Corp. (“MSDC”), a subsidiary of Merck & Co., Inc., effective September 13, 2020. Pursuant to the Collaboration Agreement, the Company and MSDC agreed to jointly develop and commercialize, on a worldwide basis, the Company’s product candidate, ladiratuzumab vedotin. Ladiratuzumab vedotin is an antibody-drug conjugate that is currently being evaluated in phase 1 and phase 2 clinical trials both as monotherapy and in combination with other agents (including Keytruda® (pembrolizumab)) for patients with metastatic breast cancer and select solid tumors with high LIV-1 expression.

Pursuant to the Collaboration Agreement, the Company granted to MSDC co-exclusive (with the Company) worldwide development and commercialization licenses for ladiratuzumab vedotin and other LIV-1-targeting ADCs (the “Licensed Product”). In addition to an upfront cash payment of $600 million, the Company will be eligible to receive up to $850 million in milestone payments upon the initiation of certain clinical trials and regulatory approval in certain major markets and up to an additional $1.75 billion in milestone payments upon the achievement of specified annual sales thresholds of the Licensed Product. Globally, the Company will be responsible for 50% of future costs to develop and commercialize the Licensed Product and receive 50% of the profits.

The companies would jointly develop the Licensed Product. The Company would lead regulatory and distribution activities, and record sales, in the United States and Canada. MSDC would lead regulatory activities in Europe, and the Company would lead distribution activities and record sales in Europe. The Company and MSDC would co-commercialize the Licensed Product in the United States and Europe. MSDC would lead regulatory, promotion and distribution activities, and would record sales, in countries outside of the United States, Canada and Europe.

The Collaboration Agreement will remain in effect, unless earlier terminated, until the Licensed Product is no longer being developed or commercialized under the Collaboration Agreement. The Collaboration Agreement also contains customary provisions for termination by MSDC for convenience, and by either party, including in the event of breach of the Collaboration Agreement, subject to cure, or upon a challenge of such party’s licensed patents or upon the other party’s bankruptcy, subject, in each case, to customary reversion rights.

Stock Purchase Agreement

On September 12, 2020 and effective September 13, 2020, in connection with entry into the Collaboration Agreement, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with MSDC pursuant to which the Company agreed to issue and sell, and MSDC agreed to purchase, 5,000,000 newly-issued shares of the Company’s common stock (the “Shares”), at a purchase price of $200 per share, for an aggregate purchase price of $1.0 billion, pursuant to the terms and conditions thereof. Pursuant to the Purchase Agreement and subject to certain conditions and limitations, the Company agreed to file certain registration statements with the Securities and Exchange Commission (the “SEC”), upon demand by MSDC not sooner than 18 months following the closing of the transactions contemplated by the Purchase Agreement, to register the resale of the Shares by MSDC, and MSDC agreed that, excluding specified extraordinary matters, it will vote the Shares in accordance with the recommendations of the Company’s board of directors at any meeting of the Company’s stockholders until such time as MSDC, together with its affiliates, beneficially owns less than 1% of the Company’s outstanding common stock.

The closing of the purchase and the sale of the Shares is subject to the satisfaction or waiver of certain customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The foregoing is only a brief description of the Collaboration Agreement and the Purchase Agreement (together, the “Agreements”), does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreements, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 to be filed with the SEC. In addition, the Agreements contain customary representations, warranties and covenants by the Company, indemnification obligations of the parties and other obligations of the parties. The representations, warranties and covenants contained in the Agreements are made only for purposes of such Agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K under the caption “—Stock Purchase Agreement” is hereby incorporated by reference into this Item 3.02. The Shares are being offered and sold to MSDC pursuant to the exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving any public offering. Accordingly, the offer and sale of the Shares pursuant to the Purchase Agreement have not been registered under the Securities Act, and the Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Forward-Looking Statements

Certain of the statements made in this report are forward looking, such as those, among others, relating to the Company’s anticipated sale of shares of its common stock to MSDC, the Company’s receipt of an upfront payment and potential receipt of milestone payments, including development- and sales-based milestone payments, the anticipated activities of the parties under the Collaboration Agreement, and any other statements that are not historical fact. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to: the completion of the purchase and sale of the shares of common stock to MSDC on the anticipated terms or at all, including the ability to obtain clearance under the HSR Act and to satisfy the other conditions to the closing of the transactions contemplated by the Purchase Agreement; the Company’s ability to maintain the Collaboration Agreement, including the risk that if MSDC were to breach or terminate the Collaboration Agreement, the Company would not obtain all of the anticipated financial and other benefits of the Collaboration Agreement, and the development and/or commercialization of ladiratuzumab vedotin could be delayed, perhaps substantially; delays, setbacks or failures in clinical development activities for a variety of reasons, including the difficulty and uncertainty of pharmaceutical product development; the risk that the parties may not be successful in their development efforts under the Collaboration Agreement and that, even if successful, the parties may be unable to successfully launch and commercialize ladiratuzumab vedotin; and the duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on July 31, 2020. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: September 14, 2020	By:	/s/ Todd E. Simpson
Todd E. Simpson
Chief Financial Officer